UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 10, 2022 (March 8, 2022)
PDC Energy, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-37419	95-2636730
(State or other jurisdiction of	(Commission	(I.R.S. Employer
incorporation or organization)	File Number)	Identification Number)

1775 Sherman Street, Suite 3000
Denver, Colorado 80203
(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (303) 860-5800

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act

Title of each class	Ticker Symbol	Name of each exchange on which registered
Common stock, par value $0.01 per share	PDCE	Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On March 8, 2022, Doug Griggs, PDC Energy, Inc.’s (the “Company”) Chief Accounting Officer (“CAO”), notified the Company that he plans to depart from the Company in November 2022. Following Mr. Griggs’ departure in November 2022, Troy Welling, the Company’s Controller, is expected to assume Mr. Griggs’ duties and responsibilities and be appointed CAO. At such time, Mr. Welling will become a participant in the Company’s Change of Control and Severance Plan, available to all the Company’s Vice Presidents. At this time, Mr. Welling’s compensation as the CAO has not yet been determined.

Mr. Welling, 43, joined the Company in 2011 and was appointed to Controller in 2018 after serving as Director of E&P Accounting and Budgeting since 2015. He also held the roles of Director E&P Accounting, Manager Budgeting and Analysis and Manager Technical Accounting & Special Projects. Prior to joining the Company, Mr. Welling was employed by PwC LLP in Pittsburgh, Pennsylvania from September 2003 to November 2011, the last two and one-half years serving as Manager. Mr. Welling is a licensed Certified Public Accountant and holds a BS in Business Administration with a specialization in Accounting from West Liberty University, West Virginia.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: March 10, 2022

PDC ENERGY, INC.
By:	/s/ Nicole Martinet
Nicole Martinet
General Counsel, Senior Vice President and Corporate Secretary